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                                                                  Exhibit 23.9

          Consent of Ernst & Young LLP, Independent Auditors

We consent to incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of U.S. Office Products Company of our report dated June 6, 1997 with respect to the consolidated financial statements of Mail Boxes Etc. included in the Current Report on Form 8-K filed on April 22, 1998 of U.S. Office Products Company. We also consent to the references to us under the headings "Experts" in such Prospectus.

/s/Ernst & Young LLP
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ERNST & YOUNG LLP
San Diego, California
August 12, 1998